SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 11, 2002

ANC Rental Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30776	65-0957875

(Commission File Number)	(IRS Employer Identification No.)

200 SOUTH ANDREWS AVENUE, FORT LAUDERDALE, FLORIDA 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (954) 320-4000

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Not applicable.

Item 9. REGULATION FD DISCLOSURE

99.1	Press Release, dated February 11, 2002

     On February 11, 2002, ANC Rental Corporation issued a press release with respect to court approval to use up to $1 billion of financing capacity with MBIA Insurance Corporation to purchase new vehicles. The press release is attached as Exhibit 99.1.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2002

ANC Rental Corporation

By: /s/ Howard D. Schwartz

Howard D. Schwartz Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release, dated February 11, 2002